Exhibit 32.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

     I, Rosemarie Bouman, Chief Financial Officer of First Oak Brook Bancshares, Inc. (the “Registrant”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(3)	the Annual Report on Form 10-K of the Registrant, to which this certification is attached as an exhibit (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(4)	the information contained in the Report fairly presents, in all materials respects, the financial condition and results of operations of the Registrant.

Dated: March 8, 2004	/S/ ROSEMARIE BOUMAN Rosemarie Bouman Vice President & Chief Financial Officer